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                                                           Exhibit (c)(4)


                          DEFLECTA-SHIELD CORPORATION
                            1800 North Ninth Street
                              Indianola, IA 50125

                                October 31, 1997

PERSONAL AND CONFIDENTIAL

Harvest Partners, Inc.
767 Third Avenue
New York, New York

Attn: Ira D. Kleinman

Lund International Holdings, Inc.
911 Lund Boulevard
Anoka, Minnesota 55303

Ladies and Gentlemen:

      Deflecta-Shield Corporation, a Delaware corporation ("Deflecta") and Lund International Holdings, Inc. ("Lund"; each of Deflecta and Lund also being referred to as a "Company" and together as the "Companies") each have expressed an interest in exploring a significant transaction involving the two companies (a "Transaction"). In order to allow the Companies to evaluate a possible Transaction, each would like the other to deliver certain information about itself. The Companies agree that certain of such information is confidential and that damage could result if such information were disclosed to a third party or used for purposes other than to evaluate a possible Transaction. The Companies have further agreed to certain other matters respecting their respective due diligence and their conduct should a Transaction not be consummated and otherwise.

      For purposes of this agreement, the following terms will have the following meanings: (a) "Disclosing Party" -- Deflecta or Lund and its respective subsidiaries, as applicable, when it is disclosing information to the other; and (b) "Receiving Party" -- Deflecta or Lund and its respective subsidiaries, as applicable, when it is receiving information from the other.

      For purposes of this agreement, all information concerning the Disclosing Party to be provided to a Receiving Party or its employees, agents, advisors or other representatives (including, without limitation, lawyers, accountants, consultants and investment bankers or advisors), or subsidiaries or affiliates, or prospective financing sources (collectively, ""Representatives," which term shall include, without limitation, with respect to Lund, Harvest Partners, Inc. ("Harvest")), together with any other information respecting the Disclosing Party, or its subsidiaries or affiliates, which has already been provided to a Receiving Party or its Representatives (whether prepared by
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Harvest Partners, Inc.
Lund International Holdings, Inc.
October 31, 1997
Page 2


a Company, its agents, advisors or otherwise and irrespective of the form of communication), is hereafter collectively referred to as the "Confidential Material." The term "Confidential Material" also includes all notes, analyses, compilations, studies, interpretations or other material prepared by the Receiving Party or its Representatives containing or based, in whole or in part, on any Confidential Material furnished by a Company or its representatives.

      The term "Confidential Material" does not include information which (i) was or becomes generally available to the public other than as a result, directly or indirectly, of any disclosure by the Receiving Party or its Representatives in violation of the terms hereof; (ii) was or becomes available to the Receiving Party or its Representatives on a nonconfidential basis from a source other than the Disclosing Party or its Representatives, provided that such source is not to the knowledge of the Receiving Party or the knowledge of its Representatives (x) bound by a confidentiality agreement with the Disclosing Party or (y) otherwise prohibited from transmitting the information to the Receiving Party by a contractual, legal or fiduciary obligation; or (iii) was within the Receiving Party's possession prior to its being furnished to the Receiving Party or its Representatives by or on behalf of the Disclosing Party, provided that the source of such information was not known by it or its Representatives to be bound by a confidentiality agreement with the Disclosing Party, or to be otherwise prohibited from transmitting the information to the Receiving Party by a contractual, legal or fiduciary obligation.

      Each of the Companies desires to maintain the confidentiality of the Confidential Material and is making it available to the other and its Representatives only upon the terms and conditions set forth below. In consideration of the opportunity to review the Confidential Material, each of the Companies and Harvest hereby agrees for itself and its Representatives with respect to the Confidential Information of the other or of the Company other than the one of which it is an affiliate, and otherwise, as follows:

            1. Not to use for any purpose any portion of the Confidential Material except to evaluate a possible Transaction.

            2. Not to disclose to any person any portion of the Confidential Material except to its Representatives who need to know such information for the purpose of evaluating a possible Transaction and who, prior to being provided with the Confidential Material, shall be advised by the Receiving Party of this agreement and shall agree to comply with the terms hereof (and you shall cause them to so comply) to the same extent as if they were parties hereto. Each Receiving Party shall maintain a list of those Representatives to whom Confidential Information is disclosed, which list will be available to the Disclosing Party upon request.
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Harvest Partners, Inc.
Lund International Holdings, Inc.
October 31, 1997
Page 3


            3. Lund and Harvest agree not to disclose to any person except to Lund's Representatives (i) that this agreement exists or that the Confidential Material has been made available to them, (ii) the fact that discussions or negotiations are taking place concerning a possible Transaction, and (iii) any of the terms, conditions, or other facts with respect to such possible Transaction, including the status thereof or the termination of discussions with respect thereto, unless in the opinion of its counsel disclosure is required to be made under the Securities Act of 1933, the Securities Exchange Act of 1934 or the corporate governance rules of or Lund's listing agreement with the National Association of Securities Dealers, Inc. Stock Market, provided that if either of them proposes to make any disclosure based upon the opinion of its counsel as aforesaid it will advise and consult with Deflecta prior to such disclosure concerning the information proposed to be disclosed. The term "person" as used herein shall be interpreted broadly to include, without limitation, any corporation, entity, partnership or individual and shall also include members or representatives of the media.

            4. Not to make copies of the Confidential Material, except as necessary to assist in its investigation, and to use all reasonable and prudent efforts to protect and safeguard the Confidential Material from misuse, loss, theft, publication or the like.

            5. To return promptly to the Disclosing Party all copies of the Confidential Material provided to the Receiving Party or its Representatives, without retaining, in whole or in part, any copy, extract or other reproduction thereof, and to destroy any documents, analyses, memoranda, notes and other writing it or its Representatives may have prepared in connection therewith (i) in the event the Receiving Party or one of its affiliates does not proceed with a Transaction within a reasonable time or (ii) at any earlier time upon written notice from the Disclosing Party. Any such destruction shall be certified in writing to the Disclosing Party by an authorized officer supervising the same. The Receiving Party and its Representatives will continue to be bound by their obligations hereunder notwithstanding the return or destruction of the Confidential Material.

            6. Without the prior written consent of Deflecta, for a period of eighteen months from the date hereof, Lund and its Representatives (including present affiliates and persons who become affiliates in the future) shall not, directly or indirectly, (i) acquire, offer to acquire, or agree to acquire, by purchase or otherwise, any assets, businesses or securities (including direct or indirect warrants, rights or options to acquire any securities) of Deflecta; (ii) make any public announcement with respect to, or submit any proposal for, a transaction between Deflecta or any of its security holders and Lund and/or any of its affiliates (including, without limitation, any tender or exchange offer, merger or other business combination, whether or not any other parties are also involved, directly or indirectly, in such
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Harvest Partners, Inc.
Lund International Holdings, Inc.
October 31, 1997
Page 3


      proposal or transaction) unless such proposal is directed and disclosed solely to the Board of Directors of Deflecta and Deflecta shall have requested in writing in advance the submission of such proposal; (iii) submit any proposals for the vote or consideration of shareholders, make, or in any way participate in any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission) or seek to advise or influence any person or entity with respect to the voting or not voting of, or giving or withholding of consents with respect to, any voting securities of Deflecta; (iv) form, join or in any way participate in a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with respect to any securities of the Company; (v) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors, policies or affairs of Deflecta, or seek representation on the Board of Directors of Deflecta or (vi) initiate any communications with any employee of Deflecta concerning the Confidential Material or any possible transaction involving Deflecta, or solicit the employment of any current or future employee of Deflecta. Lund and Harvest also agree during such period not to request Deflecta (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this paragraph, (including this sentence) or to take any action which would require Deflecta to make a public announcement regarding a proposed transaction or such request. For purposes of this paragraph, the term "Deflecta" shall include Deflecta's affiliates. The foregoing restrictions
      (i) shall terminate in the event Deflecta enters into an agreement providing for the sale of all or substantially all of Deflecta's assets, an acquisition of equity securities representing ownership of more than 50% of Deflecta's outstanding securities, any merger or other extraordinary transaction involving Deflecta, or any material change in Deflecta's capital structure, or makes any public announcement to the effect that Deflecta is "for sale"; (ii) shall not preclude the acquisition by Lund and its Representative (including present affiliates and persons who become affiliates in the future) of up to 5% of Deflecta's outstanding securities and (iii) shall not preclude any investment banking firm retained by Lund from acting as dealer, underwriter or market maker of Deflecta's securities in the ordinary course of business without a control intent.

      Deflecta hereby agrees that it will not disclose to any person except to its Representatives the names of Harvest and Lund in connection with any disclosure (i) that this agreement exists or that the Confidential Material has been made available, (ii) that discussions or negotiations are taking place concerning a possible Transaction or (iii) of any of the terms, conditions, or other facts with respect to such possible Transaction, including the status thereof or the termination of discussions, unless disclosure of such names is required to be made under the Securities Act of 1933, the Securities Exchange Act of 1934 or the corporate governance rules of or the Company's listing agreement with the National Associates of Securities Dealers, Inc. Stock Market, or disclosure of

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Harvest Partners, Inc.
Lund International Holdings, Inc.
October 31, 1997
Page 5


such names is requested or required by legal or regulatory process; provided that if Deflecta proposes to make any such disclosure, it will use reasonable efforts to advise and consult with Lund prior to such disclosure.

      It is the responsibility of each Company to ensure that its Representatives who are given access to the Confidential Material will be bound by and will conduct their investigation in accordance with the terms of this agreement. Each Company will be responsible for any breach of this agreement by its Representatives and hereby agrees, at its sole expense, to take all reasonable measures (including, but not limited to, court proceedings) to restrain its Representatives from prohibited or unauthorized disclosure or use of the Confidential Material.

      If either Company or any or its Representatives is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demands or similar processes) to disclose any Confidential Material, it is agreed that it will provide the other Company with prompt notice of such request or requirement so that the other Company may seek a protective order or other appropriate remedy and/or waive your compliance with the provisions of this agreement. If in the absence of a protective order or other remedy or the receipt of a waiver hereunder either Company or any of its Representatives is, nonetheless, in the opinion of its counsel, compelled under law to disclose information concerning the other Company or else stand liable for contempt or suffer other censure or penalty, it is further agreed that it will give the other Company written notice of the information to be disclosed as far in advance as is practicable. Each Company will cooperate with the other Company (at the other Company's expense) in obtaining a protective order and confidential treatment for information disclosed pursuant to this paragraph. Neither the Companies nor any of their respective Representatives shall not be liable hereunder for disclosure pursuant to the second preceding sentence.

      Although each Company has endeavored to include in the Confidential Material all information it believes to be relevant for the purpose of the other Company's investigation, neither the Companies nor their respective affiliates nor their Representatives make any representation or warranty as to the accuracy or completeness of the Confidential Material, it being understood that only those representations and warranties that may be made in a definitive written agreement with respect to a transaction when, as and if executed and subject to the limitations as may be specified therein, shall have any legal effect. Accordingly, neither Company nor their affiliates nor their Representatives shall have any liability to the other Company or its Representatives relating to or resulting from the Confidential Material or any errors or omissions therein.

Harvest Partners, Inc.
Lund International Holdings, Inc.
October 31, 1997
Page 6


         If during the period beginning on the date of this Agreement and ending on November 24, 1997 Deflecta or its Representatives, directly or indirectly, shall contact or be contacted by any person (other than Lund or any subsidiary or affiliate of Lund) with respect to a possible Acquisition Transaction and, in such event, not later than December 23, 1997, the Board of Directors of Deflecta shall authorize entry into, and Deflecta shall enter into a written agreement providing for an Acquisition Transaction with such person or any subsidiary or affiliate of such person, then Deflecta shall reimburse Lund by wire transfer (not later than five business days after receipt of notice from Lund) for all documented reasonable out-of-pocket fees and expenses up to $500,000 incurred by or on behalf of Lund in connection with the transactions contemplated hereby, including, without limitation, fees and expenses payable to investment bankers, accountants and counsel, due diligence expenses and fees and expenses payable by Lund to potential financing sources (in each case other than any fees payable by Lund to Harvest); provided that Lund shall not be entitled to be so reimbursed if (i) Lund fails to proceed in good faith (in light of the type of possible Transaction under consideration and the terms considered in connection with transactions of similar structure and size by potential parties thereto) with respect to the negotiation of definitive documentation with respect to a possible Transaction as previously discussed or (ii) Lund does not in good faith use reasonable efforts to secure financing and complete its due diligence investigation, in each case with respect to the possible Transaction as previously discussed, in light of, among other things, the structure and terms under consideration, then prevailing market conditions for similar transactions and the respective financial conditions of Deflecta and Lund or (iii) a definitive written agreement is entered into by Deflecta with Lund or any of its subsidiaries or affiliates providing for an Acquisition Transaction. "Acquisition Transaction" shall mean the acquisition of all or substantially all of the assets of Deflecta or more than 50% of the voting power of Deflecta, whether by merger, consolidation, share exchange, tender or exchange offer or other similar transaction other than ordinary course trading of such securities.

      It is understood and agreed that money damages would not be a sufficient remedy for any breach of this agreement and that each Company, its affiliates or any party described in paragraph numbered 6 above shall be entitled, without the requirement of the posting of a bond or other security (which requirement is hereby waived), to specific performance and injunctive or other equitable relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this agreement but shall be in addition to all other remedies available at law or equity. Each Company also agrees to reimburse the other Company for all reasonable costs and expenses, including reasonable attorney's fees, incurred by it in enforcing the obligations owed to it hereunder.

      Each party hereto hereby irrevocably and unconditionally submits to the jurisdiction of any court sitting in Delaware or any federal court sitting in Delaware for purposes of any suit, action or
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Harvest Partners, Inc.
Lund International Holdings, Inc.
October 31, 1997
Page 7


other proceeding arising out of this agreement (and each party agrees not to commence any action, suit or proceeding relating thereto except in such courts) and agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth above or below shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this agreement or of the transactions contemplated hereby, in the courts of Delaware or any federal court sitting in Delaware and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      Each Company agrees that unless and until a definitive written agreement with respect to any Transaction has been executed and delivered, neither Company will be under any legal obligation of any kind whatsoever with respect thereto except, in the case of this agreement, for the matters specifically agreed to herein. The agreement set forth in this letter may be modified or waived only by a separate writing by each party which expressly modifies or waives such agreement.

      Lund acknowledges and agrees that Deflecta reserves the right, in its sole discretion, to reject any and all proposals made by Lund or any of its Representatives regarding a proposed transaction and to terminate discussions and negotiations with Lund and its Representatives at any time. Lund further acknowledges that if the Board of Directors of Deflecta determines to pursue a transaction, it may establish procedures and guidelines for the submission of proposals with respect to any transaction with or involving Deflecta, its affiliates or their respective securities, businesses or assets if and as it in its sole discretion shall determine (including, without limitation, negotiating with any other parties and entering into a definitive agreement without prior notice to Lund, its Representatives or any other persons), and any procedures relating to such process or transaction may be changed at any time without notice to Lund, its Representatives or any other persons.

      Each party hereto hereby acknowledges that it is aware and will advise its Representatives who are informed as to matters which are the subject of this agreement, that the United States securities laws prohibit any person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Each party hereto further acknowledges that it is aware of the provisions of the Insider Trading and Securities Fraud Enforcement Act of 1988 and will take precautions adequate to protect the interests of the other parties in that regard.

      It is understood and agreed that no failure or delay by any party hereto, its affiliates or any party described in paragraph number 6 above in exercising any right, power or privilege hereunder

Harvest Partners, Inc.
Lund International Holdings, Inc.
October 31, 1997
Page 8


shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder.

      In the event any provision of this agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this agreement shall not in any way be affected or impaired thereby. The parties hereto acknowledge that the limitations on disclosure of Confidential Material imposed by this agreement are reasonable and necessary for the protection of the Companies' interests. If a court of competent jurisdiction finally determines that any such limitation is unreasonable, each party hereby submits to a reduction of such limitation so that it is enforceable against it to the maximum extent permissible under law.

      This agreement shall inure to the benefit of any purchaser of all or substantially all of the assets of a Company as well as any person that may acquire after the date hereof any subsidiary or division of a Company with respect to Confidential Material concerning the business or affairs of such subsidiary or division. This agreement amends, restates and supersedes the agreement dated October 9, 1997 among the parties hereto.

      This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same agreement.

      This agreement shall be governed and construed in accordance with the laws of the State of Delaware.
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Harvest Partners, Inc.
Lund International Holdings, Inc.
October 31, 1997
Page 9


      If you are in agreement with the foregoing, please sign and return one copy of this letter which will constitute our agreement with you and your affiliates with respect to the subject matter of this letter. Should you have any questions, please feel free to call Russell E. Stubbings, President and Chief Executive Officer, at (515) 961-6100.

                                            Very truly yours,

                                            DEFLECTA-SHIELD CORPORATION


                                            By: /s/ Ronald C. Fox
                                                -------------------------
                                                Name:  Ronald C. Fox
                                                Title: Vice President

ACCEPTED AND AGREED:

HARVEST PARTNERS, INC.


By: /s/ Ira D. Kleinman
    --------------------------
    Name: Ira D. Kleinman
    Title: General Partner


LUND INTERNATIONAL HOLDINGS, INC.


By: /s/ Jay M. Allsup
    --------------------------
    Name:  Jay M. Allsup
    Title:   CFO